Exhibit 10.4

MEDICAL MARIJUANA ESTABLISHMENT

MANAGEMENT AGREEMENT

This MEDICAL MARIJUANA ESTABLISHMENT MANAGEMENT AGREEMENT ("MANAGEMENT AGREEMENT") is entered into this 17th day of August, 2015, by and between and COMPASSIONATE TEAM OF LAS VEGAS LLC, A NEVADA LIMITED-LIABILITY COMPANY ("COMPASSIONATE TEAM"), and GROWBLOX SCIENCES, INC., A DELAWARE CORPORATION ("GROWBLOX SCIENCES").

SECTION I

COMPASSIONATE TEAM'S MATERIAL REPRESENTATIONS
AND INITIAL OBLIGATIONS

A.           COMPASSIONATE TEAM was granted a Provisional Medical Marijuana Establishment Registration Certificate pursuant to NRS CHAPTER 453A and NAC CHAPTER 453A for Cultivation on Monday, November 3, 2014 by the State of Nevada Department of Health and Human Services Division of Public and Behavioral Health relating to the Real Property located at 2601 Highland Drive, Las Vegas, Clark County, Nevada. Such Real Property is located in the Incorporated Area of the City of Las Vegas, Nevada.

B.           COMPASSIONATE TEAM agrees to provide written proof of A. above to GROWBLOX SCIENCES upon execution hereof.

C.           COMPASSIONATE TEAM was approved for a Special Use Permit and a Compliance Permit for Cultivation on Tuesday, October 28, 2014 by the City of Las Vegas City Council relating to the Real Property located at 2601 Highland Drive, Las Vegas, Clark County, Nevada. Such Real Property is located in the Incorporated Area of the City of Las Vegas, Nevada.

D.           COMPASSIONATE TEAM agrees to provide written proof of C. above to GROWBLOX SCIENCES upon the execution hereof.

E.           COMPASSIONATE TEAM desires that GROWBLOX SCIENCES provide management services for the Marijuana Establishment, which is currently only for Cultivation, located at 2601 Highland Drive, Las Vegas, Clark County, Nevada.

F.           COMPASSIONATE TEAM agrees to cooperate in good faith and within reasonable time periods with GROWBLOX SCIENCES to achieve any and all objectives of this MANAGEMENT AGREEMENT. In order to confirm such timing COMPASSIONATE TEAM will provide all documents and paperwork regarding the Licenses and Permits to GROWBLOX SCIENCES as soon as possible.

SECTION II

GROWBLOX SCIENCES' MATERIAL REPRESENTATIONS

AND INITIAL OBLIGATIONS

A.           GROWBLOX SCIENCES has adequate knowledge and expertise in the Medical Marijuana Industry to manage a Medical Marijuana Establishment for Cultivation, located at 2601 Highland Drive, Las Vegas, Clark County, Nevada.

B.            GROWBLOX SCIENCES agrees to cooperate in good faith and within reasonable time periods with COMPASSIONATE TEAM to achieve any and all objectives of this MANAGEMENT AGREEMENT.

SECTION III
INITIAL CAPITALIZATION REFUND

A.           The Parties recognize that COMPASSIONATE TEAM has provided a deposit of TWO HUNDRED FIFTY THOUSAND DOLLARS AND 00/100 ($250,000.00) for the Medical Marijuana Establishment located at 2601 Highland Drive, Las Vegas, Clark County, Nevada, and that same will be returned to COMPASSIONATE TEAM as soon as such return is permitted by law.

SECTION IV
ADDITIONAL MATERIAL CONDITIONS, COVENANTS AND TERMS

A.           GROWBLOX SCIENCES will manage the operations of the Medical Marijuana Establishment for Cultivation, located at 2601 Highland Drive, Las Vegas, Clark County, Nevada. However, responsibility and control of all operations shall reside with COMPASSIONATE TEAM as licensee. GROWBLOX SCIENCES agrees to conduct all management services of the Medical Marijuana Establishment in good faith and in compliance with all local and state regulations and laws.

B.           GROWBLOX SCIENCES will provide all capital funding to the Medical Marijuana Establishment for Cultivation, located at 2601 Highland Drive, Las Vegas, Clark County, Nevada, to become fully operational.

C.           "Profits" as are subsequently defined in this MANAGEMENT AGREEMENT, shall be divided as follows:

GROWBLOX SCIENCES	70%
COMPASSIONATE TEAM	30%

TOTAL	100%

Profits shall be distributed to the parties on a quarterly basis and shall be accompanied by a detailed written statement of the amounts due to each party. Such statement shall be accompanied by a remittance of such amount as shown to be due. Each statement and amount shall be rendered within ten (10) days following the last business day of the quarter. If either party requires an independent review of the amounts set forth in any detailed written statement, such will be provided at the challenging party's cost unless the review evidences more than a five percent (5%) deviation in the amount which should have been paid, then the non-challenging party shall be responsible for the costs of the audit in addition to payment of any additional amounts owed. The Parties agree that any information, books, records and/or other documents reviewed during the audit are privileged, confidential and proprietary and cannot be disclosed to any third party except for an independent professionals.

D.           "Profits" are defined as net sales receipts after deduction of Operating Expenses, cost of goods sold, and other actual cost or expenses.

E.            "Operating Expenses" shall be defined in a typical manner that is reasonably satisfactory to both COMPASSIONATE TEAM and GROWBLOX SCIENCES but shall not include any GROWBLOX SCIENCES executive salaries who are not directly employed by COMPASSIONATE TEAM or major expenses not previously approved by both Parties, which approval shall not be unreasonably withheld.

F.            COMPASSIONATE TEAM shall have the right to terminate this Agreement at any time for cause, which termination shall be effective immediately. Termination for "Cause" shall include termination for;

(i)       any material breach of this Agreement;

(ii)      intentional nonperformance or misperformance of GROWBLOX SCIENCES management duties, or refusal to abide by or comply with the company's policies and procedures and/or any local or state laws or regulations;

(iii)     A judicial finding of GROWBLOX SCIENCES' willful dishonesty, fraud or misconduct with respect to the business or affairs of the company, that materially and adversely affects the company and its licenses;

(iv)     The entry against GROWBLOX SCIENCES AND any affiliate involved in the Management of the Facility by a court of competent jurisdiction of a decree or order constituting an adjudication of bankruptcy under federal bankruptcy law or of insolvency under any state insolvency law;

(vi)     GROWBLOX SCIENCES AND any affiliate involved in the management in the facility consent to the filing or a reorganization insolvency, or bankruptcy proceeding or the appointment of a conservator, custodian, receiver, liquidator, trustee or assignee in bankruptcy under any applicable federal or state law;

(vii)    Conviction of any of GROWBLOX SCIENCES sitting officers, employees or agents of any felony;

Cause will not, however, include any actions or circumstances constituting Cause under (i) or (ii) above if GROWBLOX SCIENCES cures such actions or circumstances within thirty (30) days of receipt of written notice from COMPASSIONATE TEAM or any regulatory authority setting forth the actions or circumstances constituting Cause. In the event the services rendered under this Agreement are terminated for Cause, GROWBLOX SCIENCES shall thereafter have no right to receive compensation or other benefits under this Agreement.

The parties acknowledge that GROWBLOX SCIENCES will arrange secured financing for the construction of the facility, which will be repaid solely from GROWBLOX SCIENCES' share of the profits. Notwithstanding the foregoing, in the event of any termination, any such debt that is unrepaid at the time of such termination will be repaid in full according to its terms within 90 days of such termination.

SECTION V

POSSIBLE ADDITIONAL MEDICAL MARIJUANA ESTABLISHMENTS, AND
RELATED MATERIAL CONDITIONS, COVENANTS AND TERMS

A.           If and until any subsequent Medical Marijuana Establishment Registration Certificate, Special Use Permit, Compliance Permit, Business License, Certificate of Occupancy, or any other requirement is issued, approved, granted and/or satisfied by the State of Nevada Department of Health and Human Services Division of Public and Behavioral Health and the City of Las Vegas, the entire premises located at 2601 Highland Drive, Las Vegas, Clark County, Nevada and consisting of two (2) floors will be used only for Cultivation.

B.           However, the Parties hereto, or either of them in cooperation with the other, may apply for a Medical Marijuana Establishment Registration Certificate, Special Use Permit, Compliance Permit, Business License, Certificate of Occupancy, or any other requirement with the State of Nevada Department of Health and Human Services Division of Public and Behavioral Health and the City of Las Vegas, for Production and/or a Dispensary at the facility located at 2601 Highland Drive, Las Vegas, Clark County, Nevada. Neither party shall apply for such licensure without first notifying the other party hereto and providing said party with a right of first refusal to operate the additional license together.

C.           In the event that a Production and/or a Dispensary License is/are granted, premises space for same will be provided for.

D.           GROWBLOX SCIENCES will provide the necessary capital funding in the form of a Loan and/or Loans. Such Loan and/or Loans will be repaid by from 100% of First cash receipts from the operations.

E.           After GROWBLOX SCIENCES is repaid pursuant to the foregoing, and receives a reasonable fee for overseeing the management of the operations, "Profits" as previously defined in this MANAGEMENT AGREEMENT, will be divided as follows:

GROWBLOX SCIENCES	50%
COMPASSIONATE TEAM	50%

TOTAL	100%

F.           In the event that any Medical Marijuana Establishment Registration Certificate, Special Use Permit, Compliance Permit, Business License, Certificate of Occupancy, or any other requirement with the State of Nevada Department of Health and Human Services Division of Public and Behavioral Health and the City of Las Vegas (other than for Production or a Dispensary) regarding 2601 Highland Drive, Las Vegas, Clark County, Nevada is granted, or in the event that GROWBLOX SCIENCES effects some other use for 2601 Highland Drive, Las Vegas, Clark County, Nevada property, GROWBLOX SCIENCES warrants that the exploitation of any of such or use will not compromise the existing or prospective economic advantage(s) for COMPASSIONATE TEAM.

G.           The Parties agree that if GROWBLOX SCIENCES is able to get the facility located at 2601 Highland Drive, Las Vegas, Clark County, Nevada timely open as a cultivation facility and the facility is able to become profitable within nine (9) months following opening that GROWBLOX SCIENCES will be entitled to submit an application for approval of a fifty percent (50%) ownership interest in COMPASSIONATE TEAM and all transfer applications required by any relevant governmental authority necessary to effectuate the purposes hereof will be expeditiously completed. Upon approval of such transfer all arrangements between these parties, including but not limited to the provisions of Section IV hereof, will be adjusted to accommodate the effects of such transfer. GROWBLOX SCIENCES shall be wholly responsible for any and all expenses, professional fees, attorneys fees or costs which are incurred to transfer ownership and said expenses will not be paid or reimbursed by COMPASSIONATE TEAM.

SECTION VI
OTHER MISCELLANEOUS MATTERS

A.           Governing Law. This MANAGEMENT AGREEMENT shall be governed and construed in accordance with the laws of the State of Nevada.

B.           Notices. Any notice required or permitted to be given regarding this MANAGEMENT AGREEMENT shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States Mail, by Registered or

Certified Mail, Return Receipt Requested, Postage Prepaid, addressed as follows:

COMPASSIONATE TEAM OF LAS VEGAS LLC

ATTENTION: SHAHROM P. MASHOUF, MANAGER

810 South Casino Center Boulevard

Las Vegas, Nevada 89101–_______

GROWBLOX SCIENCES, INC.

ATTENTION: Craig Ellins

6450 Cameron Street, Suite 110

Las Vegas, Nevada 89128

C.           Assignment. This MANAGEMENT AGREEMENT shall not be assignable by COMPASSIONATE TEAM. However, this MANAGEMENT AGREEMENT may be assignable to a Subsidiary and/or Related Entity of GROWBLOX SCIENCES. This MANAGEMENT AGREEMENT shall inure to the benefit of and be binding upon both COMPASSIONATE TEAM and GROWBLOX SCIENCES, and be binding upon its and/or their successors and/or assignees.

D.           Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this MANAGEMENT AGREEMENT shall not effect the enforceability of the remaining portions of this MANAGEMENT AGREEMENT or any part thereof, all of which are inserted conditionally on their being valid in law, and in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this MANAGEMENT AGREEMENT shall be declared invalid, this MANAGEMENT AGREEMENT shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

E.           Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this MANAGEMENT AGREEMENT shall not operate nor be construed as a waiver of any subsequent breach or violation. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner effect the right of such Party at a later time to enforce the same. No waiver by either Party of the breach of any term or covenant contained in this MANAGEMENTAGREEMENT, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term of covenant contained in this MANAGEMENT AGREEMENT.

F.           Damages. Nothing contained herein shall be construed to prevent COMPASSIONATE TEAM or GROWBLOX SCIENCES from seeking and recovering from the other damages sustained by either or both of them as a result of its breach of any term or provision of the MANAGEMENT AGREEMENT.

G.           No-Third Party Beneficiary. Nothing expressed or implied in this MANAGEMENT AGREEMENT is intended or shall be construed to confer upon or give any person any rights or remedies under or by reason of this MANAGEMENT AGREEMENT, except as set forth herein.

H.           Attorney's Fees. Should any litigation be commenced by either COMPASSIONATE TEAM or GROWBLOX SCIENCES, the prevailing party shall be entitled to attorney's fees.

I.           Jurisdiction and Venue. Jurisdiction and venue regarding any litigation shall be in the EIGHTH JUDICIAL DISTRICT COURT, CLARK COUNTY, NEVADA.

J.            Modification, Approval and Waiver. This MANAGEMENT AGREEMENT may be amended, modified, superseded or canceled, and the terms or covenants may be waived only by a written instrument executed by both of the Parties hereto, or in the case of a waiver, by the Party waiving compliance.

K.          Regulatory Approvals. This MANAGEMENT AGREEMENT and any amendment, modification or other change to it is subject to approval by the State of Nevada Department of Health and Human Services Division of Public and Behavioral Health Medical Marijuana Division, and also the City of Las Vegas.

L.           Entire Agreement. This MANAGEMENT AGREEMENT constitutes the entire Agreement of the Parties with respect to the subject matter hereof and supersedes any and all agreements, understandings, statements, or representations, either oral or in writing.

M.         COUNTERPARTS/CONSTRUCTION. The terms and conditions of this Agreement shall be construed as a whole according to their fair meaning and not strictly for or against any party. This Agreement may be signed in counterparts. Facsimile signatures shall be binding in addition to original signatures.

COMPASSIONATE TEAM OF LAS VEGAS LLC

/s/ Shahrom P. Mashouf
By: SHAHROM P. MASHOUF, MANAGER
9/30/15
Date

GROWBLOX SCIENCES, INC.

/s/ Craig Ellins
By: CRAIG ELLINS, CHIEF EXECUTIVE OFFICER
10/2/15
Date

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